UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of COO

On November 9, 2021, TTEC Holdings, Inc. (the “Company”) announced the appoint of Regina M. Paolillo to a newly created role of Global Chief Operating Officer for the Company. In this role Ms. Paolillo, 63, will have an overarching responsibility for operationalizing TTEC’s global strategy. Ms. Paolillo has been a member of TTEC executive leadership team since November 2011, as the Company’s Chief Financial & Administrative Officer. Ms. Paolillo’s previously disclosed compensation has not changed in connection with this appointment; and, except as otherwise disclosed in the Company’s Annual Report on Form 10K and subsequent quarterly filings, she has not been involved in any transactions or proposed transactions with the Company requiring to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of CFO

The Company also announced the appointment of Dustin J. Semach as TTEC’s new Chief Financial Officer. Effective immediately, Mr. Semach, 40, will function as TTEC’s Principal Financial and Accounting Officer. Mr. Semach has not been involved in any transactions or proposed transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Prior to joining TTEC in December 2020, Mr. Semach held several senior financial roles in the technology services and business process outsourcing industries, including chief financial officer of Rackspace Technology (NASDAQ: RXT), a cloud computing company, from July 2019 to November 2020. From January 2013 to July 2019, Mr. Semach held various roles of increasing responsibility in the finance function at DXC Technology (NYSE: DXC), an information technology services company.

In connection with his appointment, Mr. Semach entered into an executive employment agreement that set forth the terms of his employment with the Company. The employment agreement provides that Mr. Semach will receive a base salary of $400,000, will be eligible to receive an annual cash bonus award and an annual equity award with a target value, each, of 100% of his base compensation. Mr. Semach will participate in other compensation, severance, benefits, and change in control arrangements available to executives in similar leadership positions at the Company. As a condition of employment, Mr. Semach also agreed to certain restrictive covenants, including non-competition and employee and client non-solicitation provisions applicable for 12 months post-employment (and for 15 months in case of a change in control event).

The foregoing description of Mr. Semach’s terms of employment is qualified in its entirety by reference to the full text of his executive employment agreement which is attached as Exhibit 10.83 and incorporated by reference in this Current Report on Form 8K.

Item 9.01.   Financial Statements and Exhibits

(d)  Exhibits.

The list of exhibits set forth on the Exhibit Index of this Current Report on Form 8K is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description
10.83	Executive Agreement dated November 9, 2021
99.1	Press release announcing executive appointments dated November 9, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

The information in this Form 8-K, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: November 12, 2021	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel and Chief Risk Officer

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